UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2021

PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC		350001
(Address of principal executive offices)		(Zip Code)

86-591-8727-1266

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	PME	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2021, Pingtan Marine Enterprise Ltd. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors named therein, pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), 3,625,954 of the Company’s ordinary shares, par value $0.001 per share (“Ordinary Shares”), at a purchase price of $1.31 per share and warrants (the “Warrants”) to purchase up to 2,719,464 Ordinary Shares (the “Warrant Shares”) at an exercise price of $1.31 per share. The gross proceeds from the Offering are expected to be approximately $4,750,000, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended, termination provisions and other obligations and rights of the parties.

The Warrants are exercisable immediately over a five-year period. The number of Warrant Shares and exercise price are each subject to adjustment provided under the Warrant. If, at the time of exercise of the Warrant, there is no effective registration statement registering, or no current prospectus available for, the issuance of the Warrant Shares to the holder, then the Warrant may also be exercised, in whole or in part, by means of a “cashless exercise.” Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, 9.99% at the election of the holder prior to issuance) of the number of Ordinary Shares outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company. In addition, the Warrants contain a mandatory exercise feature if, subject to certain conditions, (i) the volume weighted average price of the Ordinary Shares equals or exceeds $3.275 per share (subject to adjustments for share splits, share combinations, share dividends, recapitalizations and similar events from and after the issuance date) for a period of 10 consecutive trading days and (ii) no Equity Conditions Failure (as defined in the Warrant) has occurred (unless the holder has waived such Equity Conditions Failure). If and whenever on or after the initial exercise date, the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or is deemed to have issued or sold, any Ordinary Shares (including the issuance or sale of Ordinary Shares owned or held by or for the account of the Company, but excluding any exempt issuances issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the exercise price in effect immediately prior to such issuance or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the exercise price then in effect shall be reduced to an amount equal to the New Issuance Price.

On March 3, 2021, the Company entered into a Placement Agent Agreement with Spartan Capital Securities, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Offering (the “Placement Agent Agreement”). In consideration for its placement agent services, the Company agreed to pay the Placement Agent, in addition to out-of-pocket expenses of up to $10,000 and legal expenses of up to $65,000, (i) a cash fee of 6.5% of the gross proceeds received by the Company from the sale of the Ordinary Shares in the Offering and (ii) a number of warrants to purchase the Company’s Ordinary Shares equal to 7.0% of the aggregate number of Ordinary Shares sold in the Offering, at an exercise price per share of $1.31, subject to adjustment, which equates to 253,816 Ordinary Shares, pursuant to a Placement Agent Ordinary Share Purchase Warrant, to be issued at closing by the Company to the Placement Agent (the “Placement Agent Warrant”). The Placement Agent Warrant will be exercisable, in whole or in part, commencing on a date that is six months and one day after the closing of the Offering and expires on the five-year anniversary of the closing of the Offering.

The Offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-248620) previously filed with and declared effective by the U.S. Securities and Exchange Commission, and a prospectus supplement dated as of March 5, 2021. Copies of the opinions of Maples and Calder (Hong Kong) LLP and Alston & Bird LLP relating to the legality of the issuance and sale of the securities in the Offering are attached to this Current Report on Form 8-K as Exhibits 5.1 and 5.2, respectively. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Company intends to use the net proceeds from the Offering for working capital, general corporate purposes (including sales and marketing and the satisfaction of outstanding amounts payable to its vendors in connection with trade payables) and transaction expenses. The Company may also use a portion of the net proceeds from the Offering to finance acquisitions of, or investments in, competitive and complementary businesses, products or services as a part of its growth strategy.

The foregoing is only a summary of the material terms of the documents related to the Offering. The foregoing descriptions of the Purchase Agreement, the Placement Agent Agreement, the Warrants and the Placement Agent Warrant are not complete and are qualified in their entireties by reference to the full text of the Purchase Agreement, the Placement Agent Agreement, the Warrants and the Placement Agent Warrant, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this Current Report on Form 8-K regarding the Placement Agent Warrant is hereby incorporated by reference into this Item 3.02. The issuance of the Placement Agent Warrant by the Company and the Ordinary Shares issuable upon exercise of the Placement Agent Warrant is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 8.01	Other Events.

On March 4, 2021, the Company issued a press release announcing the Offering. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

4.1	Form of Ordinary Share Purchase Warrant
4.2	Form of Placement Agent Ordinary Share Purchase Warrant
5.1	Opinion of Maples and Calder (Hong Kong) LLP
5.2	Opinion of Alston & Bird LLP
10.1	Form of Securities Purchase Agreement, dated March 3, 2021, between Pingtan Marine Enterprise Ltd. and the purchasers named therein
10.2	Placement Agent Agreement, dated March 3, 2021, between Pingtan Marine Enterprise Ltd. and Spartan Capital Securities, LLC
23.1	Consent of Maples and Calder (Hong Kong) LLP (contained in its opinion in Exhibit 5.1)
23.2	Consent of Alston & Bird LLP (contained in its opinion in Exhibit 5.2)
99.1	Press Release of Pingtan Marine Enterprise Ltd., dated March 4, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: March 8, 2021

Pingtan Marine Enterprise Ltd.
By:	/s/ LiMing Yung
Name: LiMing Yung
Title: Chief Financial Officer